Exhibit 10.1

EXECUTION COPY

TENTH AMENDMENT

TO

SALE AND SERVICING AGREEMENT

THIS TENTH AMENDMENT TO THE SALE AND SERVICING AGREEMENT, dated as of July 9, 2008 (this “Amendment”), is entered into by and among MCG Commercial Loan Funding Trust, as the seller (in such capacity, the “Seller”), and MCG Capital Corporation, as the originator (in such capacity, the “Originator”) and as the servicer (in such capacity, the “Servicer”), and Three Pillars Funding LLC, as a purchaser (“Three Pillars”), and SunTrust Robinson Humphrey, Inc., as the administrative agent (in such capacity, the “Administrative Agent”), and Wells Fargo Bank, National Association, as the backup servicer (in such capacity, the “Backup Servicer”) and as trustee (in such capacity, the “Trustee”).

RECITALS

1. The Seller, the Originator, the Servicer, Three Pillars, the Administrative Agent, the Backup Servicer and the Trustee are parties to the Sale and Servicing Agreement dated as of November 10, 2004 (as amended, supplemented, modified or restated from time to time, the “Agreement”); and

2. Such parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in the Agreement (including terms incorporated by reference in the Agreement) shall have the same meanings herein as therein defined.

2. Amendments to the Agreement. The Agreement is hereby amended as follows:

2.1 Section 1.1 of the Agreement is hereby amended by amending the definition of “Available Funds” by adding the words “; provided that (i) all amounts paid into the Collection Account pursuant to Section 5.3(c)(iii) which are received on or by the third Business Day prior to any Payment Date and (ii) any Interest Collections pertaining to any Hedged Fixed Rate Loan for which a swap will be effected on any given Payment Date which are received on or by the third Business Day prior to such Payment Date shall be included as “Available Funds” for such Payment Date” at the conclusion.

2.2 Section 1.1 of the Agreement is hereby amended by amending the definition of “Fixed Rate Loan Percentage” by adding the words “(excluding Hedged Fixed Rate Loans)” after the words “Fixed Rate Loans” in subclause (i).

2.3 Section 1.1 of the Agreement is hereby amended by amending the definition of “Hedge Notional Amount” by deleting and replacing the reference “Section 5.3(a)” with the reference “Section 5.3”.

2.4 Section 1.1 of the Agreement is hereby amended by amending the definition of “Hedge Transaction” by deleting and replacing the reference “Section 5.3(a)” with the reference “Section 5.3”.

2.5 Section 1.1 of the Agreement is hereby amended by adding the following defined term in the appropriate alphabetical order:

“Hedged Fixed Rate Loan”: A Fixed Rate Loan in respect of which the Seller has entered into a Hedge Transaction pursuant to clause (17) of the definition of Pool Concentration Criteria substantially in a form reasonably satisfactory to the Administrative Agent.

2.6 Section 1.1 of the Agreement is hereby amended by amending the definition of “Hedging Agreement” by deleting and replacing the reference “Section 5.3(a)” with the reference “Section 5.3”.

2.7 Section 1.1 of the Agreement is hereby amended by amending Clause (17) of “Pool Concentration Criteria” by deleting and replacing the reference to “35%” with “45%” and adding the words “provided, however, that if the sum of the Outstanding Loan Balances of Eligible Loans which are Fixed Rate Loans exceeds 35%, the Seller will be required to enter into Hedge Transactions with respect to a portion of such Fixed Rate Loans having Outstanding Loan Balances in an aggregate amount not less than the amount of such excess;”.

2.8 Section 5.3 of the Agreement is hereby amended by adding the following new subparagraph:

(c) The Seller may enter into Hedge Transactions in connection with Hedged Fixed Rate Loans; provided that, each such Hedge Transaction shall:

(i) be entered into with a Hedge Counterparty and governed by a Hedging Agreement;

(ii) have a notional amount such that the Hedge Notional Amount shall be at least equal to the Outstanding Loan Balance of such Hedged Fixed Rate Loan;

(iii) provide for two series of payments to be netted against each other, one such series being payments to be made by the Seller to a Hedge Counterparty (solely on a net basis) by reference to the fixed rate for such Hedged Fixed Rate Loan, and the other such series being payments to be made by the Hedge Counterparty to the Trustee (solely on a net basis) at a floating rate, the net amount of which shall be paid into the Collection Account (if payable by the Hedge Counterparty) or from the Collection Account to the extent funds are available under Section 2.7(a)(1) and Section 2.8(1) of this Agreement (if payable by the Seller); provided that (i) in connection with any Hedged Fixed Rate Loan which provides for monthly interest payments, such swap payments shall be made on a monthly basis, (ii) in connection with any Hedged Fixed Rate Loan which provides for quarterly interest payments, such swap payments shall be made on a quarterly basis in connection with the Payment Date following the calendar month in which the Scheduled Payment with respect to such Hedged Fixed Rate Loans is due and (iii) in connection with any Hedged Fixed Rate Loan which provides for semi-annual interest payments, such swap payments shall be made on a semi-annual basis in connection with the Payment Date following the calendar month in which the Scheduled Payment with respect to such Hedged Fixed Rate Loans is due; and

(iv) remain in effect until either (i) the date of the last Scheduled Payment due to occur under or with respect to such Hedged Fixed Rate Loan or (ii) the Scheduled Termination Date.

3. Waiver. In connection with the first swap effected for each Hedged Fixed Rate Loan, each of the parties hereto agree that the requirements set forth in the definition of Hedging Agreement shall be satisfied with the execution of a “Confirmation” confirming the specific terms of the first swap for each such Hedged Fixed Rate Loan. Except otherwise set forth in the immediately preceding sentence, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

4. Conditions to Effectiveness. The effectiveness of the amendments in Section 2 hereof is subject to each of the parties hereto receiving counterparts of this Amendment, duly executed by all the parties hereto.

5. Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, each of the Seller, the Originator and the Servicer hereby reaffirms all covenants, representations and warranties made in the Agreement and the other Transaction Documents and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

6. Representations and Warranties. Each of the Seller, the Originator and the Servicer hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Termination Event shall exist.

7. Ratification. All of the provisions of this Amendment are incorporated by reference into the Agreement, as if set forth in full therein. The Agreement, as amended hereby, remains in full force and effect. Any reference to the Agreement from and after the date hereof shall be deemed to refer to the Agreement as amended hereby. As amended, the Agreement is hereby ratified and reaffirmed by the parties hereto.

8. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

9. Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

10. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

MCG COMMERCIAL LOAN FUNDING TRUST, as Seller

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Jeanne M. Oller
Name:	Jeanne M. Oller
Title:	Assistant Vice President

MCG CAPITAL CORPORATION, as Originator and as Servicer

By:	/s/ Michael R. McDonnell
Name:	Michael R. McDonnell
Title:	Chief Financial Officer

Commitment: $250,000,000	THREE PILLARS FUNDING LLC, as a Purchaser

	By:	/s/ Doris J. Hearn
	Name:	Doris J. Hearn
	Title:	Vice President

[Signatures Continued on Following Page]

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SUNTRUST ROBINSON HUMPHREY, INC., as Administrative Agent

By:	/s/ Steven Pena
Name:	Steven Pena
Title:	Managing Director

[Signatures Continued on Following Page]

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer

By:	/s/ Kristen L. Puttin
Name:	Kristen L. Puttin
Title:	Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Kristen L. Puttin
Name:	Kristen L. Puttin
Title:	Assistant Vice President

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